FOR IMMEDIATE RELEASE

For:	Evans Bancorp, Inc. 14 North Main Street Angola, New York 14006	Contact: Mark DeBacker, Treasurer Phone: (716) 926-2000 Fax: (716) 926-2005

EVANS BANCORP ANNOUNCES FIVE PERCENT STOCK DIVIDEND AND PARTICIPATION IN TWO INVESTOR CONFERENCES

Angola, N.Y.- October 20, 2005 — Evans Bancorp, Inc. (Nasdaq: EVBN) announced that its Board of Directors has declared a five percent stock dividend with one additional share to be distributed for every twenty shares held of outstanding EVBN common stock. Fractional shares will be paid in cash. The special stock dividend will be distributed on December 7, 2005 to shareholders of record as of November 15, 2005.

President and CEO James Tilley stated, “This special stock dividend reflects our intention to return value to our shareholders based on the Company’s strong performance through the first three quarters of 2005.”

Currently, Evans Bancorp has approximately 2.6 million shares outstanding. After the special five percent stock dividend distribution, there will be approximately 2.7 million shares outstanding.

The Company also announced its participation in two Investor Conferences on November 10 and 16, 2005. James Tilley, President and CEO and Mark DeBacker, Treasurer, are scheduled to present to investors and analysts at the America’s Community Bankers Community Bank Investors Conference in New York, New York at 11:30 a.m. on November 10, 2005, and at the Third Annual Western New York Investors Conference in Niagara Falls, New York on November 16, 2005.

The Evans Bancorp investor presentations will include a review and analysis of the Company’s historical financial results, as well as a discussion of the Company’s growth strategy and may include forward-looking statements and other information. A simultaneous live audio webcast of the presentations will be available on the Internet, and will be archived and available for 60 days after the initial presentation on November 10, 2005. You may access the webcast at: www.evansbancorp.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. The Company’s presentation materials will also be accessible for review on its website prior to the presentations. You may access the Evans Bancorp investor presentation materials at: www.evansbancorp.com.

Evans Bancorp, Inc. is a financial holding company and is the parent company of Evans National Bank, a commercial bank with 10 branches located in Western New York, which had approximately $462.5 million in assets and approximately $362.0 million in deposits at June 30, 2005. Evans National Bank’s wholly-owned subsidiaries include Evans National Leasing, Inc., a general business equipment leasing company, and ENB Associates Inc., which provides non-deposit investment products. ENB Insurance Agency, Inc., a retail property and casualty insurance agency with 12 offices in Erie, Niagara, Cattaraugus and Chautauqua counties of Western New York, is an indirect, wholly-owned subsidiary of Evans Bancorp Inc. Evans Bancorp, Inc. common stock is listed on the Nasdaq National Market under the symbol EVBN.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include, among others, the following: (1) competitive pressures among financial services companies; (2) general economic conditions; (3) changes in legislation or regulatory requirements; (4) difficulties in achieving operating efficiencies; and (5) difficulties in integrating acquired companies’ businesses. Additional information on factors that could affect the Company’s business and results is discussed in the Company’s periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.